EXHIBIT 10.41

              AMENDMENT #1 TO AGREEMENT DATED AS OF MARCH 17, 2004

      THIS INSTRUMENT constitutes AMENDMENT # 1 to that certain Agreement dated as of March 17, 2004 (the "Agreement") between STEPHEN G. HAPPAS, a Massachusetts resident ("Happas"), and SURFNET MEDIA GROUP, INC., A Delaware corporation ("SurfNet"). SurfNet and the Company are hereinafter referred to collectively as the "Parties."

      The Parties hereby agree to amend the Agreement as follows (each of the capitalized terms which is used in this letter shall have the same meaning which is set forth in the Agreement):

      1. Section 2 is stricken in its entirety and, a new Section 2) is inserted in lieu thereof, as follows:

            "SurfNet will compensate you for performance of the Services at the rate of twenty-five thousand dollars ($25,000) per annum through the issuance of one hundred and twenty-five thousand shares (125,000) shares of common stock of SurfNet (the Shares") reserved for issuance under SurfNet's Stock Plan and registered on Form S-8. For purposes of calculating the aggregate consideration, the value of the Shares will be determined on October 26, 2004, on the basis of the last closing sale price on the OTCBB as of that date as quoted on Yahoo! Finance (i.e., $.20 per share).

      2. Except as specifically amended herein, the Agreement remains in full force and effect.

      IN WITNESS WHEREOF, this amendment to the Agreement has been duly executed by each of the parties hereto as of the day and year above written.


                                                /s/ Stephen G. Happas
                                                --------------------------------
                                                STEPHEN G. HAPPAS


                                                SURFNET MEDIA GROUP, INC.


                                                By: /s/ Robert Arkin
                                                    ----------------------------
                                                    Robert Arkin, Chairman